Exhibit 99.1

5711 South 86th Circle Omaha, NE 68127 Phone 402.596.4500 Fax 402.593.4574 www.infogroup.com
FOR IMMEDIATE RELEASE
March 8, 2010

Infogroup Contact: Lisa Olson Senior Vice President Corporate Relations Phone: (402) 593-4541 E-mail: lisa.olson@infogroup.com	CCMP Contact: Allison C. Cole Investor Relations Phone: (212) 600-9657 E-mail: allison.cole@ccmpcapital.com
Infogroup to be Acquired by CCMP Capital
(OMAHA, NEBRASKA) — Infogroup (NASDAQ: IUSA), the leading provider of data-driven and interactive resources for targeted sales, marketing and research solutions, today announced it has entered into an agreement to be acquired by affiliates of CCMP Capital Advisors, LLC in a transaction with a total value of approximately $635 million, including the refinancing of Infogroup’s outstanding indebtedness.
The agreement was unanimously approved by the Infogroup Board of Directors based upon the recommendation of the Mergers and Acquisitions Committee. Under the agreement, Infogroup shareholders will receive $8.00 in cash for each share of Infogroup common stock they hold.
“After conducting a lengthy analysis, we are pleased with the thorough process and outcome,” said Infogroup’s Chairman of the Board, Roger Siboni. “This transaction fulfills our commitment to maximize the value of Infogroup for all shareholders.”
“Transitioning from a public to a private company brings many benefits to our shareholders, clients and employees,” said Bill Fairfield, Infogroup’s Chief Executive Officer. “Our shareholders will receive an attractive, immediate and certain cash value for their shares. For Infogroup’s clients and employees, the merger will allow for greater stability, focus and flexibility to make the strategic, long-term investments that are needed to advance the Company’s leadership position, grow the core business, expand product solution offerings, improve overall cost structures and efficiencies, invest in technology and expand our global reach. Under the new partnership with CCMP, we can accelerate the positive momentum we started this past year.”
“We are delighted to have reached an agreement to acquire Infogroup,” commented Richard F. Zannino, CCMP Capital Managing Director. “Marketing clients today are craving innovative, impactful and cost-effective ways to reach their target customers. We are very much looking forward to working with the talented team at Infogroup to help its clients meet those needs and to take full advantage of its leading position in the highly attractive data and marketing services sector.”
Kevin O’Brien, CCMP Capital Managing Director, added, “CCMP has extensive experience in direct marketing and business services. We believe our proprietary operating expertise together with targeted investments in people and systems can help Infogroup accelerate its drive toward higher value-added, ‘end-to-end’ marketing services and extend its market leadership.”
The transaction is anticipated to close early this summer, subject to the approval of Infogroup shareholders, regulatory approvals and customary closing conditions.
Bank of America, N.A. has committed to provide debt financing for the transaction subject to customary terms and conditions. Bank of America Merrill Lynch is acting as financial advisor to CCMP and O’Melveny & Myers LLP is acting as its legal advisor.

5711 South 86th Circle Omaha, NE 68127 Phone 402.596.4500 Fax 402.593.4574 www.infogroup.com
Evercore Partners is serving as financial advisor to the Mergers and Acquisitions Committee and Infogroup’s Board of Directors. Wilson Sonsini Goodrich & Rosati is acting as legal counsel to Infogroup.
About Infogroup
Infogroup (NASDAQ: IUSA) is the leading provider of data and interactive resources that enables targeted sales, effective marketing and insightful research solutions. Our information powers innovative tools and insight for businesses to efficiently reach current and future customers through multiple channels, including the world’s most dominant and powerful Internet search engines and GPS navigation systems. Infogroup’s headquarters are located at 5711 South 86th Circle, Omaha, NE 68127. For more information, call (402) 593-4500 or visit www.Infogroup.com.
About CCMP Capital
CCMP Capital Advisors, LLC, is a leading global private equity firm specializing in buyouts and growth equity investments in companies ranging from $500 million to more than $3 billion in size. CCMP Capital focuses on five primary industries: Consumer/Retail; Industrial; Energy; Healthcare; and Media. Selected investments under management include: ARAMARK Corporation, Edwards Limited, Generac Power Systems, Grupo Corporativo ONO, LHP Hospital Group, Quiznos Sub and Warner Chilcott. CCMP Capital’s founders have invested over $12 billion since 1984. CCMP Capital’s latest fund, CCMP Capital Investors II, L.P., closed in September 2007 with commitments of $3.4 billion. CCMP Capital has offices in New York, Houston and London. Through active management, its global resources and its powerful value creation model, CCMP Capital has established a reputation as a world-class investment partner. For more information, please visit www.ccmpcapital.com. CCMP Capital is a registered investment adviser with the Securities and Exchange Commission.
Additional Information and Where to Find It
Infogroup plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement in connection with the proposed merger with Omaha Acquisition Inc., pursuant to which Infogroup would be acquired by Omaha Holdco Inc. (the “Transaction”). The proxy statement will contain important information about the proposed Transaction and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Infogroup through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement from Infogroup by contacting Investor Relations by telephone at (402) 593-4541, or by mail at Infogroup, Investor Relations, 5711 South 86th Circle, Omaha, Nebraska 68127.
Infogroup and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Infogroup in connection with the proposed Transaction. Information regarding the interests of these directors and executive officers in the Transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in Infogroup’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on September 30, 2009. This document is available free of charge at the SEC’s web site at www.sec.gov, and from Infogroup by contacting Investor Relations by telephone at (402) 593-4541, or by mail at Infogroup, Investor Relations, 5711 South 86th Circle, Omaha, Nebraska 68127, or by going to Infogroup’s Investor Relations page and choosing the Financial Information link, on the Infogroup corporate web site at www.Infogroup.com.
Note on Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated benefits of the proposed Transaction and the expected closing of the proposed Transaction. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Transaction, satisfaction of closing conditions precedent to the consummation of the proposed Transaction, the expected timing of completion of the proposed Transaction, and such other risks as identified in Infogroup’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on February 26, 2010, which contains and identifies important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. Infogroup assumes no obligation to update any forward-looking statement contained in this press release.